                                                                  EXHIBIT 99.4




                                  ANNUAL REPORT
                                  -------------




                         Pursuant to Section 15(d) of the
                              Securities Act of 1934






                            For the Fiscal Year Ended
                                December 31, 1993



                                  -------------




                 RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN
            (formerly Caloric Corporation Savings and Investment Plan)
                           ---------------------------

                        REPORT OF INDEPENDENT ACCOUNTANTS



   To the Board of Directors
   Raytheon Company:

         We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Subsidiary Savings and Investment Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Subsidiary Savings and Investment Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.




                                             /s/ Coopers & Lybrand
   Boston, Massachusetts                     COOPERS & LYBRAND
   June 17, 1994

                 RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN

               STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         as of December 31, 1993 and 1992
                                     -------


                                                1993       1992
                                                ----       ----
   Assets:
     Investments, at fair value
         (Notes B, E, G and I)               $2,521,062  $721,079

     Receivables:
       Accrued investment income                     21     1,625
       Employee deferrals                        18,840       738

   Loans receivable from participants            65,078     6,714

     Cash and cash equivalents                    9,201     4,030
                                             ----------  --------
         Total assets                         2,614,202   734,186
                                             ----------  --------
   Liabilities:
     Payable for outstanding purchases             -          857
     Administrative expenses                     16,106    14,894
                                             ----------  --------
         Total Liabilities                       16,106    15,751
                                             ----------  --------
   Net assets available for plan benefits    $2,598,096  $718,435
                                             ==========  ========

   The accompanying notes are an integral part of the financial statements.

                 RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN

                       STATEMENTS OF CHANGES IN NET ASSETS
                           AVAILABLE FOR PLAN BENEFITS

               for the years ended December 31, 1993, 1992 and 1991
                                     -------

                                       1993        1992        1991
                                       ----        ----        ----

   Additions to net assets
         attributable to:
     Investment income
         (Notes B, E, G and I):
       Change in appreciation
         (depreciation) of
         investments                   $  115,480  $   65,844  $  112,568
       Interest                            26,442      29,129      50,288
       Dividends                           28,007      11,068      25,656
       Capital gains distributions         11,209        -           -
                                       ----------  ----------  ----------
                                          181,138     106,041     188,512

     Employee deferrals                   790,213     192,640     310,505
     Other additions (Note F)             948,540        -           -
                                       ----------  ----------  ----------
         Total additions                1,919,891     298,681     499,017
                                       ----------  ----------  ----------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals
         by participants                   21,332     953,214     185,094
     Administrative expenses               18,898      26,182       3,407
                                       ----------  ----------  ----------
         Total deductions                  40,230     979,396     188,501
                                       ----------  ----------  ----------
   Increase (decrease) in net assets    1,879,661    (680,715)    310,516
   Net assets, beginning of year          718,435   1,399,150   1,088,634
                                       ----------  ----------  ----------
   Net assets, end of year             $2,598,096  $  718,435  $1,399,150
                                       ==========  ==========  ==========


   The accompanying notes are an integral part of the financial statements.

                 RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                     -------
   A.    Description of Plan:

         General

         The Raytheon Subsidiary Savings and Investment Plan (the "Plan"), formerly the Caloric Savings and Investment Plan is a defined contribution plan covering certain employees of Raytheon Company and Subsidiaries (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1993 and 1992 were 737 and 128, respectively. Participants by fund were as follows as of December 31, 1993:

               Guaranteed Income Fund        335
               Equity Fund                   350
               Raytheon Common Stock Fund    377
               Stock Index Fund              184
               Balanced Fund                 343

         Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each Plan.

         Contributions and Deferrals

         Eligible Caloric employees are allowed to defer to the Plan up to 6%
         of their salaries.  Eligible Raytheon Services Nevada and Harbert
         Yeargin, Inc. employees are allowed to defer to the Plan up to 15%
         of their salaries.  The Company did not make matching contributions during fiscal years 1991 through 1993.  As of December 31, 1993, the annual employee deferral cannot exceed $8,994.  Effective May 31,
         1993, rollover contributions from other qualified plans were accepted by the Plan.  Participants may invest their deferrals in increments of 10% in any combination of five funds:  (a) a
         Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares
         of Raytheon Company Common Stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, and (e) a
         Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments.  Dividends and distributions from investments of the
         Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund
         are reinvested in the respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

         Participant Accounts

         Each participant's account is credited with the participant's deferral and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

         Vesting

         Participants are immediately vested in their voluntary deferrals plus actual earnings thereon.

         Benefits and Withdrawals

         A participant may withdraw all or part of deferrals and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or part of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.

         Loans to Participants

         A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

         Administrative Expenses

         Substantially all expenses of administering the Plan are paid by the Plan.

   B.    Summary of Significant Accounting Policies:

         The Plan's guaranteed income contracts are valued at cost, defined as net employee deferrals plus interest earned at contracted rates, which approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

         Security transactions are recorded on trade date. Except for its guaranteed income contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

         The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

         Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

   C.    Federal Income Tax Status:

         The Plan is a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code. The Company has received a favorable determination letter from the Internal Revenue Service which states that the Plan is qualified under Sections 401(a) and 401(k) of the Code. The Plan obtained its latest determination letter in 1989, in which the Internal Revenue Service stated that the Plan, as then designated, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

   D.    Plan Termination:

         Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants are 100% vested in their accounts.

   E.    Guaranteed Income Contracts (GICs):

         The Plan holds three collateralized fixed income investment portfolios (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annual rates were 5.80%, 6.34% and 6.28% and the effective annual rates were 5.97%, 6.55% and 6.48%, respectively, at December 31, 1993.
         The values of the portfolios managed by Metropolitan Life Insurance Company, The Prudential Asset Management Company and Banker's Trust were $216,943, $149,742 and $250,975, respectively, at December 31,
         1993. The values of the GICS held with Metropolitan Life Insurance Company and Loomis, Sayles & Company were $328 and $316,109, respectively at December 31, 1992.

   F.    Other Additions:

         Effective May 1, 1993 and July 1, 1993, the accounts of employees of Raytheon Services Nevada and Harbert Yeargin, Inc., respectively, who participated in the Raytheon Savings and Investment Plan were transferred into the Plan.

   G.    Related Party Transactions:

         In accordance with the provisions of the Plan, State Street Bank and Trust Company (the "Trustee") acted as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock until July 31, 1992. Effective July 31, 1992, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock. For the years ended December 31, 1993, 1992 and 1991, purchases of Raytheon Company Common Stock amounted to $46,122, $38,716 and $73,181, respectively. Sales of Raytheon Company Common Stock amounted to $13,974, $186,827 and $48,678 in 1993, 1992 and 1991, respectively.

   H.    Subsequent Event:

         Effective January 1, 1994, account balances of all Caloric Corporation employees who participated in the Plan were transferred to another Company plan.


         PAGE 9

I.    Fund Data:

         The following is a summary of net assets available for plan benefits by fund as of December 31:
                                                                                 1993
                                             -------------------------------------------------------------------------------
                                             Guaranteed               Raytheon   Stock
                                               Income    Equity        Common    Index       Balanced    Loan
                                                Fund      Fund       Stock Fund  Fund          Fund      Fund        Total
                                             ----------  ------      ----------  -----       --------    -----       -----
   Assets:
     Investments, at fair value:
       Guaranteed Income Contracts           $617,660                                                             $  617,660
       Fidelity Equity Income Fund
         (16,776 shares)                         -       $567,688                                                    567,688
       Raytheon Company Common Stock
         (8,850 shares)                          -       -           $584,092                                        584,092
       BT Pyramid Equity Index Fund
         (231 shares)                            -       -               -       $227,888                            227,888
       Fidelity Balanced Fund
          (39,114 shares)                        -       -               -           -       $523,734                523,734
                                             --------    --------    --------    --------    --------             ----------
         Total investments                    617,660     567,688     584,092     227,888     523,734              2,521,062

     Receivables:
       Accrued investment income                 -           -             14           7        -                        21
       Employee deferrals                       2,695       4,773       3,880       1,981       5,511                 18,840

     Loans receivable from participants          -           -           -           -           -       $65,078      65,078

     Cash and cash equivalents                   -           -          7,083       2,118        -          -          9,201
                                             --------    --------    --------    --------    --------    -------  ----------
         Total assets                         620,355     572,461     595,069     231,994     529,245     65,078   2,614,202
                                             --------    --------    --------    --------    --------    -------  ----------

   Liabilities:
     Administrative expenses                    3,937       3,618       3,728       1,455       3,368       -         16,106
                                             --------    --------    --------    --------    --------    -------  ----------
         Total liabilities                      3,937       3,618       3,728       1,455       3,368       -         16,106
                                             --------    --------    --------    --------    --------    -------  ----------
   Net assets available for plan benefits    $616,418    $568,843    $591,341    $230,539    $525,877    $65,078  $2,598,096



         PAGE 10                             ========    ========    ========    ========    ========    =======  ==========



         PAGE 11

         I. Fund Data:

         The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                                                 1992
                                                   --------------------------------------------------------------------
                                                   Guaranteed              Raytheon    Stock
                                                     Income    Equity        Common    Index       Loan
                                                      Fund      Fund       Stock Fund  Fund        Fund        Total
                                                   ----------  ------      ----------  -----       ----        -----
   Assets:
     Investments, at fair value:
         Contracts with insurance companies        $316,437                                                    $316,437
         Fidelity Equity Income Fund
               (3,938 shares)                          -       $114,232                                         114,232
         Raytheon Company Common Stock
               (4,640 shares)                          -           -       $237,798                             237,798
         BT Pyramid Equity Index Fund
               (59 shares)                             -           -           -       $52,612                   52,612
                                                   --------    --------    --------    -------                 --------
               Total investments                    316,437     114,232     237,798     52,612                  721,079

   Receivables:
     Accrued investment income                         -          -           1,623          2                    1,625
     Employee deferrals                                 181        107          274        176                      738

   Loans receivable from participants                  -          -            -          -        $6,714         6,714

   Cash and cash equivalents                           -          -           3,279        751       -            4,030
                                                   --------    --------    --------    -------     ------      --------
               Total assets                         316,618     114,339     242,974     53,541      6,714       734,186
                                                   --------    --------    --------    -------     ------      --------
   Liabilities
         Payable for outstanding purchases             -           -            857       -          -              857
         Administrative expenses                      6,536       2,360       4,912      1,086       -           14,894
                                                   --------    --------    --------    -------     ------      --------
               Total liabilities                      6,536       2,360       5,769      1,086       -           15,751
                                                   --------    --------    --------    -------     ------      --------
   Net assets available for
            plan benefits                          $310,082    $111,979    $237,205    $52,455     $6,714      $718,435
                                                   ========    ========    ========    =======     ======      ========


       PAGE 12

       I.    Fund Data, Continued:

       The following is a summary of changes in net assets available for plan benefits by fund as of December 31:
                                                                     1993
                                       ------------------------------------------------------------------------------
                                       Guaranteed               Raytheon    Stock
                                         Income    Equity        Common     Index      Balanced     Loan
                                          Fund      Fund       Stock Fund    Fund        Fund       Fund       Total
                                       ----------  ------      ----------   ------     --------     ----       -----
   Additions to net assets
         attributable to:
     Investment income:
       Change in appreciation
         (depreciation) of
         investments                   $ 26,447    $ 74,630    $  7,666    $  6,737                            $  115,480
       Interest                        $ 26,190        -            178          74        -                       26,442
       Dividends                           -         10,895       7,167                   9,945                    28,007
       Capital gains
               distributions               -          1,853        -                      9,356                    11,209
                                       --------    --------    --------    --------    --------                ----------
                                         26,190      39,195      81,975       7,740      26,038                   181,138
     Employee deferrals                 138,088     186,083     149,585     100,870     215,587                   790,213
     Other additions                    204,023     245,385     137,068      80,978     281,086                   948,540
                                       --------    --------    --------    --------    --------                ----------
         Total additions                368,301     470,663     368,628     189,588     522,711                 1,919,891
                                       --------    --------    --------    --------    --------                ----------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals
         by participants                 11,396       6,250       1,404       1,716         566                    21,332
     Administrative expenses              4,747       3,460       4,443       1,698       4,550                    18,898
                                       --------    --------    --------    --------    --------                ----------
         Total deductions                16,143       9,710       5,847       3,414       5,116                    40,230
                                       --------    --------    --------    --------    --------                ----------
   Interfund transfers                  (25,178)      5,006         466        (601)     20,307                      -
   Loans to participants                (22,432)    (10,267)    (10,220)     (8,959)    (12,253)   $64,131           -
   Repayment of loan principal            1,788       1,172       1,109       1,470         228    (5,767)           -
                                       --------    --------    --------    --------    --------    -------     ----------
   Increase in net assets               306,336     456,864     354,136     178,084     525,877    58,364       1,879,661
   Net assets, beginning of year        310,082     111,979     237,205      52,455       -        6,714          718,435
                                       --------    --------    --------    --------    --------    -------     ----------
   Net assets, end of year             $616,418    $568,843    $591,341    $230,539    $525,877    $65,078     $2,598,096
                                       ========    ========    ========    ========    ========    =======     ==========


       PAGE 13


       PAGE 14

       I.    Fund Data, Continued:

       The following is a summary of changes in net assets by fund for the year ended December 31:

                                                                                 1992
                                                   ------------------------------------------------------------------------
                                                   Guaranteed              Raytheon    Stock
                                                     Income    Equity        Common    Index       Loan
                                                      Fund      Fund       Stock Fund  Fund        Fund           Total
                                                   ----------  ------      ----------  -----       ----           -----
   Additions to net assets attributable to:
     Investment income:
       Change in appreciation
         (depreciation) of
            investments                                        $ 14,498    $ 49,053    $ 2,293                 $   65,844
       Interest                                    $ 28,990          17         108         14                     29,129
       Dividends                                       -          4,555       6,513       -                        11,068
                                                   --------    --------    --------    -------                 ----------
                                                     28,990      19,070      55,674      2,307                    106,041

     Employee deferrals                             116,725      22,645      21,058     32,212                    192,640
                                                   --------    --------    --------    -------                 ----------
               Total additions                      145,715      41,715      76,732     34,519                    298,681
                                                   --------    --------    --------    -------                 ----------
   Deductions from net assets
       attributable to:
     Benefits to and withdrawals
           by participants                          474,064     157,602     257,663     63,885                    953,214
     Administrative expenses                         11,788       4,199       8,543      1,652                     26,182
                                                   --------    --------    --------    -------                 ----------
               Total deductions                     485,852     161,801     266,206     65,537                    979,396
                                                   --------    --------    --------    -------                 ----------
   Interfund transfers                               (2,400)     (2,841)       (647)     5,888                       -
   Loans to participants                             (2,398)     (1,671)     (3,209)      (451)    $ 7,729           -
   Repayment of loan principal                          649       3,863       4,301      4,147     (12,960)          -
                                                   --------    --------    --------    -------     -------     ----------
   Increase (decrease) in net assets               (344,286)   (120,735)   (189,029)   (21,434)     (5,231)      (680,715)

   Net assets, beginning of year                    654,368     232,714     426,234     73,889      11,945      1,399,150
                                                   --------    --------    --------    -------     -------     ----------
   Net assets, end of year                         $310,082    $111,979    $237,205    $52,455     $ 6,714     $  718,435
                                                   ========    ========    ========    =======     =======     ==========

       PAGE 15


       PAGE 16

       I.  Fund Data, Continued:

           The following is a summary of changes in net assets by fund for the year ended December 31:

                                                                                 1991
                                                   ------------------------------------------------------------------------
                                                   Guaranteed              Raytheon    Stock
                                                     Income    Equity        Common    Index       Loan
                                                      Fund      Fund       Stock Fund  Fund        Fund           Total
                                                   ----------  ------      ----------  -----       ----           -----
   Additions to net assets
         attributable to:
     Investment income:
       Change in appreciation
          (depreciation) of
          investments                                          $ 42,664    $ 62,220    $ 7,684                 $  112,568
       Interest                                    $ 50,117          20         137         14                     50,288
       Dividends                                      -          13,764      11,892       -                        25,656
                                                   --------    --------    --------    -------                 ----------
                                                     50,117      56,448      74,249      7,698                    188,512

   Employee deferrals                               161,701      52,473      78,573     17,758                    310,505
                                                   --------    --------    --------    -------                 ----------
           Total additions                          211,818     108,921     152,822     25,456                    499,017
                                                   --------    --------    --------    -------                 ----------
   Deductions from net assets
      attributable to:
     Benefits to and withdrawals
           by participants                           93,495      37,441      48,621      5,537                    185,094
     Administrative expenses                          1,572         572       1,159        104                      3,407
                                                   --------    --------    --------    -------                 ----------
              Total deductions                       95,067      38,013      49,780      5,641                    188,501
                                                   --------    --------    --------    -------                 ----------

   Interfund transfers                               54,153     (72,049)    (35,630)    53,526                       -
   Loans to participants                             (2,856)       (314)     (5,153)      (176)    $ 8,499           -
   Repayment of loan principal                        1,291       1,141       1,384        724      (4,540)          -
                                                   --------    --------    --------    -------     -------     ----------
   Increase in net assets                           169,339        (314)     63,643     73,889       3,959        310,516
   Net assets, beginning of year                    485,029     233,028     362,591       -          7,986      1,088,634
                                                   --------    --------    --------    -------     -------     ----------
   Net assets, end of year                         $654,368    $232,714    $426,234    $73,889     $11,945     $1,399,150


         PAGE 17                                   ========    ========    ========    =======     =======     ==========

/TABLE

        SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Raytheon Subsidiary Savings and Investment Plan (formerly the Caloric Corporation Savings and Investment Plan) has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


   RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN



   BY
        /s/ Frank D. Umanzio
         Frank D. Umanzio
         Vice President - Human Resources


   DATE  June 30, 1994